SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 14, 2012

H.J. HEINZ COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One PPG Place, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

412-456-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 14, 2012, the Board of Directors (the “Board”) of the Company voted to increase the size of the Board from twelve to thirteen members, effective November 14, 2012.  The Board also voted to elect Mr. Franck J. Moison as an independent director, effective January 1, 2013, to fill the new position authorized by the Board.  It is contemplated that Mr. Moison may serve on certain committees of the Board, but no committee appointments have been made at this time.

Mr. Moison’s compensation as a director will be consistent with that provided to the Company’s other non-management directors, which was described most recently on pages 21-22 of the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 6, 2012.

A copy of the Company’s November 14, 2012 press release announcing Mr. Moison’s election to the Board is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit Number

(Referenced to

Item 601 of

Regulation S-K)	Description of Exhibit
99.1	H. J. Heinz Company Press Release dated November 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.J. HEINZ COMPANY

	By	/s/ Theodore N. Bobby
Theodore N. Bobby
Executive Vice President, General Counsel &
Corporate Secretary

Dated: November 14, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	H. J. Heinz Company Press Release dated November 14, 2012